                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

                      JOHN Q. HAMMONS HOTELS, INC. REPORTS
                        BASIC EARNINGS OF $0.09 PER SHARE
                        FOR THE FIRST NINE MONTHS OF 2003

(SPRINGFIELD, MO., November 11, 2003) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported on its third quarter 2003 results.

YEAR-TO-DATE RESULTS

Basic earnings per share for the nine months ended October 3, 2003 were $0.09, compared to a loss per share of ($0.36) for the nine months ended September 27, 2002. Net income for the nine months ended October 3, 2003 was $0.4 million, compared to a net loss of ($1.8) million for the same period in 2002. The 2002 nine months included a charge of $7.4 million ($1.8 million, net of minority interest) applicable to extinguishment of debt costs, primarily related to the refinancing of a significant portion of our long-term debt completed in May of 2002. We produced EBITDA for the nine months ended October 3, 2003 of $92.5 million, compared to $92.2 million in the 2002 period (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA).

Total revenues for the 2003 nine months were $327.6 million, a decrease of $0.9 million, compared to the same period in 2002. Revenue Per Available Room (RevPAR) was $65.21 for the 2003 nine months, up slightly, compared to the prior year's level of $64.85, while the industry's RevPAR for the first nine months of 2003 was down 0.8%, to 50.67, from the 2002 period, as reported by Smith Travel Research.

THIRD QUARTER RESULTS

Basic earnings per share for the three months ended October 3, 2003 were $0.03, compared to a loss per share of ($0.21) for the same period in 2002. Net income was $0.2 million for the 2003 quarter, compared to a loss of ($1.1) million for the 2002 quarter. EBITDA was $31.2 million for the 2003 quarter, up $4.1 million or 15.1% compared to the 2002 third quarter EBITDA of $27.1 million (See attached table for reconciliation of net income to EBITDA and for the definition of EBITDA). The increase was primarily attributable to the improved management of labor costs, favorable workers' compensation loss experience and decreases in franchise termination fees (relating to the 2002 conversion of certain brand names of our properties).

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Total revenues for the 2003 third quarter were $108.9 million, compared to
$105.9 million for the 2002 quarter, reflecting our ability to drive rate at our properties. Our Revenue Per Available Room (RevPAR) was $66.78 for the 2003 third quarter, up 2.5% compared to the prior year's level of $65.12, while the industry's RevPAR for the third quarter of 2003 was up 2.3% compared to the same period in 2002, to $54.71 as reported by Smith Travel Research.

CHAIRMAN COMMENTS

"We continue to exceed the industry's RevPAR comparisons and maintain our operating margins, while still attending to our high level of quality and service," stated Mr. John Q. Hammons, Chairman and Chief Executive Officer. "We pride ourselves in the fact that we have positioned ourselves as an industry leader, set to outperform as the industry continues to show signs of improvement."

FINANCING ACTIVITIES

Since the beginning of 2003, we retired a $6.3 million mortgage (Springdale Hampton Inn), set to mature in the fourth quarter of 2003, as well as a $5.2 million note (Denver Airport Holiday Inn), bringing total debt reduction for the first nine months of 2003 to over $17 million. The remaining current portion of long-term debt ($7.6 million) is attributable only to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

We forecast that the industry should begin to recover in late 2003 and throughout 2004, generating year-over-year RevPAR comparable to, or slightly above last year's levels. This recovery should help to further our cash generation and produce favorable results due to our focus on operational efficiencies.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, including properties in Oklahoma City, Oklahoma; Hot Springs, Arkansas; St. Charles, Missouri; Junction City, Kansas; Frisco, Texas; Albuquerque, New Mexico and North Charleston, South Carolina.

We are a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 47 hotels located in 20 states, containing 11,629 guest rooms or suites, and manage 11 additional hotels located in seven states, containing 2,623 guest rooms or suites. The majority of these 58 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other statistical information will be available in the Investor Relations section of our website at www.jqhhotels.com.


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NOTE - FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "project," "intend," "may," "will," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

         o General economic conditions, including the duration and severity of the current economic slowdown and the pace at which the lodging industry adjusts to the continuing war on terrorism;

         o The impact of any serious communicable diseases on travel, including any increase or further spread in Severe Respiratory Syndrome (SARS);

         o     Competition;

         o     Changes in operating costs, particularly energy and labor costs;

         o Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

         o Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

         o     Seasonality of the hotel business;

         o     Cyclical over-building in the hotel and leisure industry;

         o Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

         o     Costs of complying with applicable state and federal regulations.

         These risks and uncertainties should be considered in evaluating any forward looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.


                             - - Tables Attached - -

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


                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (000's omitted, except share data)
                                   (unaudited)

                                                                   THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                             OCT. 3, 2003     SEPT. 27, 2002     OCT. 3, 2003     SEPT. 27, 2002
                                                             ------------     --------------     ------------     --------------
REVENUES:
    Rooms                                                    $     70,664     $       68,938     $    207,026     $      205,979
    Food and beverage                                              26,096             24,950           82,625             84,338
    Meeting room rental, related
     party management fee and other                                12,091             12,021           37,994             38,182
                                                             ------------     --------------     ------------     --------------
      Total revenues                                              108,851            105,909          327,645            328,499

OPERATING EXPENSES:
    Direct operating costs and expenses:
      Rooms                                                        17,369             17,731           50,695             51,499
      Food and beverage                                            20,159             20,697           64,047             66,071
      Other                                                           706                840            2,099              2,445

    General, administrative, sales and
     management expenses                                           34,818             34,963          104,640            102,742

    Repairs and maintenance                                         4,595              4,555           13,633             13,512

    Depreciation and amortization                                  12,818             13,203           37,885             39,291
                                                             ------------     --------------     ------------     --------------
      Total operating costs                                        90,465             91,989          272,999            275,560
                                                             ============     ==============     ============     ==============

INCOME FROM OPERATIONS                                             18,386             13,920           54,646             52,939

OTHER INCOME (EXPENSE):
    Other income                                                       --                 --              175                 --
    Interest income                                                   143                308              478                756
    Interest expense and amortization of
     deferred financing fees                                      (17,410)           (17,931)         (52,617)           (53,415)
    Extinguishment of debt costs                                     (318)              (591)            (318)            (7,383)
                                                             ------------     --------------     ------------     --------------

INCOME (LOSS) BEFORE MINORITY INTEREST AND PROVISION
    FOR INCOME TAXES                                                  801             (4,294)           2,364             (7,103)
    Minority interest in (earnings) loss of partnership              (608)             3,262           (1,795)             5,396
                                                             ------------     --------------     ------------     --------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                       193             (1,032)             569             (1,707)
    Provision for income taxes                                        (30)               (30)            (120)              (120)

NET INCOME (LOSS) ALLOCABLE TO THE COMPANY                   $        163     $       (1,062)    $        449     $       (1,827)
                                                             ============     ==============     ============     ==============

BASIC EARNINGS (LOSS) PER SHARE:
    Net earnings (loss) allocable to Company                 $       0.03     $        (0.21)    $       0.09     $        (0.36)
                                                             ============     ==============     ============     ==============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                       5,094,778          5,083,829        5,089,445          5,080,372
                                                             ============     ==============     ============     ==============

DILUTED EARNINGS (LOSS) PER SHARE:
    Net earnings (loss) allocable to Company                 $       0.03     $        (0.21)    $       0.09     $        (0.36)
                                                             ============     ==============     ============     ==============

DILUTED  WEIGHTED AVERAGE SHARES OUTSTANDING                    5,384,894          5,083,829        5,262,806          5,080,372
                                                             ============     ==============     ============     ==============

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

                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (Amounts in thousands except earnings per share and operating data)

                                                                      Three Months Ended                  Nine Months Ended
                                                               Oct. 3, 2003     Sept. 27, 2002     Oct. 3, 2003     Sept. 27, 2002
                                                               ------------     --------------     ------------     --------------
Reconciliation of Net Income to EBITDA:
Net Income (Loss)                                              $        163     $       (1,062)    $        449     $       (1,827)
Provision for income taxes                                               30                 30              120                120
Minority interest in earnings (loss) of partnership                     608             (3,262)           1,795             (5,396)
Extinguishment of debt costs                                            318                591              318              7,383
Interest expense and amortization of deferred financing fees         17,410             17,931           52,617             53,415
Interest income                                                        (143)              (308)            (478)              (756)
Other income                                                             --                 --             (175)                --
Depreciation and amortization                                        12,818             13,203           37,885             39,291
EBITDA (a)                                                     $     31,204     $       27,123     $     92,531     $       92,230
                                                               ============     ==============     ============     ==============

EBITDA Margin (% of Total Revenue)                                     28.7%              25.6%            28.2%              28.1%

(a) EBITDA is defined as income before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

                                                 THREE MONTHS ENDED                NINE MONTHS ENDED
                                           OCT. 3, 2003    SEPT. 27, 2002    OCT. 3, 2003    SEPT. 27, 2002
                                           ------------    --------------    ------------    --------------
Total Owned Hotels:
Occupancy                                          67.2%             67.1%           65.2%             65.9%
Average Room Rate                          $      99.40    $        97.09    $      99.98    $        98.43
RevPAR (Room Revenue per available room)   $      66.78    $        65.12    $      65.21    $        64.85


                                                     Oct. 3,       Jan. 3,      Dec. 28,
                                                      2003          2003          2001
                                                   ----------    ----------    ----------
Selected Balance Sheet Data
Current Assets                                     $   78,860    $   52,020    $   60,673

Total Assets                                       $  861,109    $  859,972    $  881,724

Current Liabilities Excluding Debt                 $   56,432    $   40,789    $   45,072

Current Portion of Long-Term Debt                  $    7,576    $   13,683    $   38,862

Total Long-Term Debt Including Current Portion     $  789,173    $  806,342    $  813,007

Total Cash and Equivalents, Restricted Cash and
  Marketable Securities                            $   65,228    $   35,358    $   44,196

Net Debt                                           $  723,945    $  770,984    $  768,811



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